                             AGREEMENT TO EXCHANGE SHARES

     THIS AGREEMENT TO EXCHANGE SHARES (this "Agreement") is made and entered into as of the 31st day of December, 1997, by and among World House Entertainment, Inc., a Nevada corporation (hereinafter called "Holding Company"), and Elizabeth Ann Peters (the "Shareholder").

     WHEREAS the Shareholder owns all of the outstanding shares of the common stock of Songs for the Planet, Inc., a Tennessee corporation (the "Subsidiary Corporation");

     WHEREAS Holding Company desires to acquire all of the issued and outstanding shares of common stock of the Subsidiary Corporation on the terms and conditions hereinafter set forth; and

     WHEREAS the parties desire that the transactions contemplated by this Agreement constitute an exchange of property as provided in Section 351 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth herein, the parties agree as follows:

     1. Representations of Shareholder and Officers. The Shareholder represents and warrants with respect to herself and the Subsidiary Corporation as provided in this Section 1. As used herein, "Knowledge" shall mean the knowledge of the Shareholder in her capacity as shareholder and, if the Shareholder is also an officer, director or employee of the Subsidiary Corporation, the knowledge of such Shareholder in her capacity as an officer, director or employee of the Subsidiary Corporation.

     a. The Shareholder is the record owners and holder of the number of fully paid and nonassessable shares of common stock of the Subsidiary Corporation as of the date hereof as set forth at Schedule I attached hereto, and all such shares of common stock are owned free and clear of all liens, claims, encumbrances, charges, and assessments and are subject to no restrictions with respect to transferability.

     b. To the knowledge of the Shareholder, the authorized capital stock of the Subsidiary Corporation consists of 200,000 shares of common stock, without par value, of which 200,000 shares are issued and outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require such corporation to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to such corporation. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of such corporation.

     c. To the knowledge of the Shareholder, the Subsidiary Corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified to do business as a foreign corporation, if required, and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business require such qualification, except where the failure to be so qualified would not have a material adverse effect on the assets, business, results of operations or conditions (financial or otherwise) of each of such corporation. The Subsidiary Corporation has previously delivered to Holding Company true, complete and correct copies of its charter and by-laws, as currently in effect.

     d. To the knowledge of the Shareholder, the Subsidiary Corporation has no subsidiaries, or any direct or indirect interest, whether by way of stock ownership or otherwise, in any corporation, firm, association or business enterprise.

     e. To the knowledge of the Shareholder, the Subsidiary Corporation owns and possesses, or is duly licensed in respect of, all licenses, trademarks, trademark rights, applications for trademarks, trade names, trade name rights, processes, and formulas, necessary for the operation of its business, with no known material conflict with the rights of others, and the same are subject to no liens, encumbrances, claims, or charges.

     f. As of the date of this Agreement, to the knowledge of the Shareholder, there are no actions, suits, or proceedings pending or, to the knowledge of the Shareholder, threatened, against the Subsidiary Corporation, at law or in equity, or before or by any federal, state, municipal, or other governmental agency or instrumentality, domestic or foreign, except for those actions, suits, or proceedings which would not have a material and adverse effect on the financial condition of the Subsidiary Corporation. The Subsidiary Corporation is not in default with respect of any order or decree of any court or of any such governmental agency or instrumentality.

     g. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, will conflict with or result in the breach of, or accelerate the performance required by, any terms of any agreement to which any of the Subsidiary Corporation or the Shareholder are now a party, or constitute a default thereunder, or result in the creation of any lien, charge, or encumbrance upon any of the properties or assets of the Subsidiary Corporation.

     h. To the knowledge of the Shareholder, the Subsidiary Corporation is not a party to any agreement or instrument subject to any charter or other corporate restriction materially and adversely effecting the business, property, or assets, operations or condition (financial or otherwise) of such corporation.

     i. To the knowledge of the Shareholder, the Subsidiary Corporation and the Shareholder have timely filed all tax returns and reports required to be filed by each, including without limitation all federal, state, local and foreign tax returns, and all such tax returns and reports are true, complete and correct in all material respects. The Subsidiary Corporation has paid in full or made adequate provision by the establishment of reserves for all such taxes and other charges which have become due or have been asserted in writing by any taxing authority to be due, relating to such corporation, including, if such corporation was an S Corporation prior to the consummation of the transactions contemplated by this Agreement, taxes and other charges attributable to the S Corporation election by such corporation, and has withheld with respect to their employees all federal and state income taxes, FICA, FUTA and any other taxes or charges required to be withheld except for those taxes or other charges the failure of which to pay or withhold would not have a material and adverse effect on the financial condition of the Subsidiary Corporation. To the knowledge of the Shareholder, there is no tax deficiency proposed or threatened against the Subsidiary Corporation and the Shareholder relating to such corporation have no knowledge or any basis for the assertion of any such claim, including if such corporation was an S Corporation prior to the consummation of the transactions contemplated by this Agreement, taxes and other charges attributable to the S Corporation election by such corporation and its Shareholder except where such deficiency would not have a material and adverse effect on the financial condition of the Subsidiary Corporation. To the knowledge of the Shareholder, the Subsidiary Corporation has made all payments of estimated taxes, if any, when due in amounts sufficient to avoid the imposition of any penalty except where such penalty would not have a material and adverse effect on the financial condition of the Subsidiary Corporation. There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, taxes due from or with respect to the Subsidiary Corporation for any taxable period, and no power of attorney granted by or with respect to the Subsidiary Corporation relating to taxes is currently in force. No closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended, (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to the Subsidiary Corporation that could materially and negatively effect the future liability for taxes of the Subsidiary Corporation. No audit or other proceeding by any governmental authority has formally commenced and no written notification has been given that such an audit or other proceeding is pending or threatened with respect to any taxes due from or with respect to the Subsidiary Corporation that could materially and negatively affect the future liability for taxes of the Subsidiary Corporation. No unpaid assessment of tax has been proposed in writing against the Subsidiary Corporation other than assessment of a type that arise on a recurring basis in the ordinary course of business.

     j. To the knowledge of the Shareholder, the Subsidiary Corporation has no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, accrued, absolute, contingent or otherwise ("Liabilities"), which would be required by generally accepted accounting principles to be disclosed in their respective financial statements (including, without limitation, in the notes thereto), other than liabilities fully and adequately reflected or reserved against their respective balance sheet, prepared in accordance with generally accepted accounting principles. To the knowledge of the Shareholder, since the date of the attached financial statement, October 31, 1997, the Subsidiary Corporation has incurred no liabilities which would be required by generally accepted accounting principles to be disclosed in its financial statements (including, without limitation, in the notes thereto), other than Liabilities incurred since that date in the ordinary course of business.

     k. To the knowledge of the Shareholder, the Subsidiary Corporation is in compliance in all material respects with all applicable laws (including, but not limited to, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all federal, state or local governments, or any agency or instrumentality of the foregoing, domestic or foreign, in respect of the conduct of its business and ownership or leasing of its properties, except where the failure to so comply would not have a material adverse effect on the assets, business, results of operations or condition (financial or otherwise) of such corporation. To the knowledge of the Shareholder, the Subsidiary Corporation has all licenses, permits, orders or approvals of all federal, state or local governmental bodies, quasi-governmental bodies or authorities, domestic or foreign, which are material to, or necessary for, the conduct of the operations of such corporation. To the knowledge of the Shareholder, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Subsidiary Corporation alleging any failure so to comply, except where the failure to so comply would not have a material and adverse effect on the assets, business, results of operations or condition (financial or otherwise) of such corporation.

     l. The following financial statements of the Subsidiary Corporation which are attached hereto as Schedule II are true, correct and complete in all material respects, have been prepared from and are in accordance with the books and records of the Subsidiary Corporation in accordance with generally accepted accounting principles ("GAAP") consistently applied except where otherwise indicated, and fairly present the financial condition of the Subsidiary Corporation in all material respects as at the dates stated and the results of operations of such Subsidiary Corporation for the periods then ended
          (collectively, the "Financial Statements").

     m. Since the date of the Financial Statements, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Subsidiary Corporation.

     n. The Subsidiary Corporation has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown in its balance sheet, or acquired after the date thereof, free and clear of all liens, claims, encumbrances, charges, and assessments, except for properties and assets disposed of in the ordinary course of business since the date of the Financial Statements.

     2. Exchange of Stock. On the closing date, as hereinafter fixed, the Shareholder shall deliver, or cause to be delivered, to Holding Company certificates representing all of the issued and outstanding shares of common stock of the Subsidiary Corporation, as the same shall be constituted on the closing date, duly endorsed in blank by the owner of record, or accompanied by duly executed stock powers in blank, and accompanied by requisite revenue stamps evidencing the payment of the transfer tax, if any. In consideration therefor Holding Company shall, at the closing, deliver to the Shareholder a certificate representing shares of common stock, $.001 par value per share, of Holding Company (the "Common Stock"), as set forth below:




         SHAREHOLDER               NO. OF SHARES OF               NO. OF SHARES OF
---------                                                                             ----------
                                   SUBSIDIARY CORPORATION         HOLDING COMPANY
---------                                                                             ----------

         Elizabeth Ann Peters      200,000                        200,000




     3. Closing. The closing date under this Agreement shall be simultaneous with the execution of this Agreement or such other time as Holding Company and the Shareholder may agree. The closing shall be held at the law offices of Erickson & Sederstrom, P.C., 10330 Regency Parkway Drive, Omaha, Nebraska 68114 unless another place is mutually agreed upon by the Holding Company and the Shareholder.

     4.   Indemnity for Damages.   The Shareholder shall indemnify, fully defend
and save and hold harmless the Holding Company at all times from and against all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses, but net of any tax savings and insurance proceeds actually received by the indemnitee as a result of the matter giving rise to the indemnification, asserted against, resulting to, imposed upon or incurred by the Holding Company, by reason of or resulting from any inaccurate representation made by the Shareholder in this Agreement, breach of any of the warranties made by the Shareholder in this Agreement and breach or default in performance by the Shareholder of any of the covenants which she is to perform hereunder.

     5.   Conditions to Obligations of Holding Company.     The obligations of
Holding Company hereunder are, except as may be waived in writing by Holding Company, subject to the conditions that:

     a. Certificates representing 100% of the issued and outstanding shares of common stock of the Subsidiary Corporation, as such stock shall then be constituted shall be tendered for exchange at the closing by the Shareholder.

     b. The representations contained in Sections 1 and 7 hereof shall be true on and as of the closing date with the same effect as though such representations had been made on and as of the closing date, and there shall be delivered to Holding Company at the closing, if requested, a certificate, in form and substance satisfactory to Holding Company and its counsel, duly signed by the Shareholder to that effect.

     6.   Conditions to Obligations of Shareholder.    The obligation of the
Shareholder hereunder to deliver to Holding Company shares of common stock of the Subsidiary Corporations is, except as may be waived in writing by the Shareholder, subject to the conditions that (i) Holding Company was formed for the purpose of participating in the exchanges as contemplated in this Agreement and no shares of Common Stock are issued or outstanding (other than as contemplated pursuant to the terms of this Agreement); (ii) Holding Company is a duly organized and existing corporation in good standing under the laws of the State of Nevada; (iii) the shares of Common Stock of Holding Company being delivered hereunder are validly issued, fully paid, and nonassessable; (iv) this Agreement has been duly executed and delivered by Holding Company, and constitutes the legal, valid, and binding obligation of Holding Company, enforceable in accordance with its terms; and (v) as to such other matters incident to the transactions contemplated by this Agreement as the Shareholder may reasonably require.

     7. Stock Received as Investment. The Shareholder represents that the shares of Common Stock of Holding Company being acquired by her pursuant to the terms and provisions of this Agreement are being acquired for her own account for purposes of investment and not with a view to or for resale in connection with any distribution thereof.

     8. Survival of Representations. The representations and warranties of the parties hereto shall survive the making of this agreement, any examination on behalf of such parties, and the closing hereunder. Any waiver of any term or condition of this agreement shall not operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

     9. Notices. All communications hereunder shall be in writing and delivered or mailed to Holding Company, Suite 260, 11011 King Street, Overland Park, Kansas 66210, and to the Shareholder, as set forth at Schedule I hereof, or at such other address as each party may specify in writing.

     10. Broker. Holding Company and the Shareholder represent to each other that no broker has been employed in connection with any transaction or transactions involved in this Agreement.

     11. Entire Agreement. This Agreement constitutes the entire contract between the parties hereto and no party shall be liable or bound to another in any manner by any warranties, representations or guarantees except as specifically set forth herein.

     12. Modification. This Agreement may not be changed or modified except by an agreement in writing by the Holding Company and by the Shareholder or by any person authorized to act on their behalf.

     13. Benefit. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective legal representatives, successors, and assigns of the parties hereto.

     14. Governing law. This Agreement is made pursuant to and shall be construed under the laws of the State of Tennessee, without regard to any applicable conflicts of law provisions.

     15. Counterparts. This Agreement may be executed and endorsed in one or more counterparts, and each of such counter parts shall, for all purposes, be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.


 HOLDING COMPANY:                        SHAREHOLDER:
 WORLD HOUSE ENTERTAINMENT, INC.



 By: /s/ Brenda M. Hall                   /s/ Elizabeth Ann Peters
      Brenda M. Hall, President                   ELIZABETH ANN PETERS

                                                                  Schedule I

                               SCHEDULE OF SHAREHOLDERS




NAME AND ADDRESS                                                       NO.  OF SHARES


Elizabeth Ann Peters, 2831 Dogwood Place, Nashville, Tenn. 37204       200,000


                                                                Schedule II

                                 FINANCIAL STATEMENTS


                                      (Omitted)